UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2009

FEDERAL HOME LOAN MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	000-53330	52-0904874

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Estimated Draw Under Purchase Agreement

Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) is in the process of preparing its financial statements for the fourth quarter of 2008 and the year ended December 31, 2008. Based on preliminary unaudited information concerning its results for these periods, management currently estimates that the Federal Housing Finance Agency, in its capacity as conservator of Freddie Mac (Conservator), will submit a request to the U.S. Department of the Treasury (Treasury) to draw an additional amount of approximately $30 billion to $35 billion under the $100 billion Senior Preferred Stock Purchase Agreement (Purchase Agreement) between Freddie Mac and Treasury. The actual amount of the draw may differ materially from this estimate as Freddie Mac goes through its internal and external process for preparing and finalizing its financial statements.

The Purchase Agreement requires Treasury, upon the request of the Conservator, to provide funds to the Company after any quarter in which the Company reports a negative net worth (that is, the Company’s total liabilities exceed its total assets, as reported in accordance with generally accepted accounting principles). The amount of the estimated additional draw described above reflects management’s current estimate of the impact of operating losses as well as other items that have a direct impact on the Company’s net worth in the fourth quarter. The Company previously drew $13.8 billion under the Purchase Agreement in November 2008, following its release of results for the third quarter of 2008. For further information, see “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Executive Summary — Conservatorship — Entry Into Conservatorship and Treasury Agreements — Overview of Treasury Agreements” and “— Legislative and Regulatory Matters — Conservatorship and Treasury Agreements — Agreement and Related Issuance of Senior Preferred Stock and Common Stock Warrant” in Freddie Mac’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, filed with the SEC on November 14, 2008.

Settlement Agreement

Freddie Mac and JPMorgan Chase have entered into a settlement agreement under which Freddie Mac has agreed to consent to JPMorgan Chase becoming the servicer of mortgages previously serviced by Washington Mutual Bank. Under the terms of the agreement, JPMorgan Chase will assume Washington Mutual’s recourse obligations to repurchase any of such mortgages that were sold to Freddie Mac with recourse. With respect to mortgages that Washington Mutual sold to Freddie Mac without recourse, JPMorgan Chase has agreed to make a one-time payment to Freddie Mac with respect to obligations of Washington Mutual to repurchase any of such mortgages that are inconsistent with certain representations and warranties made at the time of sale.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ David B. Kellermann

David B. Kellermann
Acting Chief Financial Officer

Date: January 23, 2009